                                                             Exhibit No. EX-24.1

                               POWER OF ATTORNEY

The  undersigned  officer and/or  director of Sovereign  Exploration  Associates
International,   Inc.  (the  "Company")  hereby  appoints  Robert  D.  Baca  his attorney-in-fact and agent, in all capacities,  to execute,  deliver and file in the name of the  undersigned,  any and all  instruments  that said  attorney and agent may deem  necessary  or advisable to enable the Company to comply with the
Securities  Exchange Act of 1934 and the rules,  regulations and interpretations thereunder,  including  but not  limited  to, any Annual  Report on Form 10-K or
Current  Report  on Form  8-K,  any  other  document  to be filed  with the U.S.
Securities  and Exchange  Commission  and any and all  documents  required to be filed with respect thereto with any other regulatory authority.  The undersigned grants to the said attorney, full authority to do every act necessary to be done in order to effectuate  the same as fully,  to all intents and  purposes,  as he could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

The  undersigned  officer and/or director hereby executes this Power of Attorney as of the 25th day of September 2006.

                                           /s/ Kevin J. Conner
                                           Kevin J. Conner, Director